EXHIBIT 10.1

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 12, 2007 by and among U-STORE-IT, L.P. (the “Borrower”), U-STORE-IT TRUST (the “Parent”), each of the Lenders party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Borrower, the Parent, the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of November 21, 2006 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Lenders, and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments to Credit Agreement.  The parties hereto agree that the Credit Agreement is amended as follows:

(a)                                  The Credit Agreement is amended by adding the following definitions of “Agent’s Correspondent”, “Alternate Currency”, “Alternate Currency Commitment”, “Alternate Currency Equivalent”, “Alternate Currency Lender”, “Alternate Currency Loan”, “Alternate Currency Note”, “Currency”, “Dollar Equivalent”, “Lower Occupancy Property”, “Mandatory Cost” “Notice of Alternate Currency Borrowing” and “Refunding Event” in the appropriate alphabetical location in Section 1.1 thereof:

“Agent’s Correspondent” means Wachovia Bank, National Association, London Branch, or any other financial institution designated by the Agent to act as its correspondent hereunder with respect to the distribution and payment of Alternate Currency Loans.

“Alternate Currency” means Pound Sterling, so long as (i) such Currency is freely transferable and convertible into Dollars and (ii) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Lender for making any Loan and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon (unless such authorization has been obtained and is in full force and effect).

“Alternate Currency Commitment” means the obligation of the Alternate Currency Lender to make Alternate Currency Loans pursuant to Section 2.18 in an amount up to, but not exceeding, the Alternate Currency Equivalent of $15,000,000, as such amount may be reduced in accordance with the terms of this Agreement.

“Alternate Currency Equivalent” means, with respect to any amount in Dollars, the amount of Alternate Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Agent or the Agent’s Correspondent.

“Alternate Currency Lender” means Wachovia Bank, National Association, in its capacity as alternate currency lender hereunder.

“Alternate Currency Loan” means a LIBOR Loan made by the Alternate Currency Lender denominated in the Alternate Currency.

“Alternate Currency Note” means the promissory note of the Borrower payable to the order of the Alternate Currency Lender substantially in the form of Exhibit Q.

“Currency” means Dollars or the Alternate Currency.

“Dollar Equivalent” means with respect to any monetary amount in the Alternate Currency, at any time for the determination thereof, the amount of Dollars obtained by converting the Alternate Currency involved in such computation into Dollars calculated on the basis of the most favorable spot exchange rate determined by the Agent or the Agent’s Correspondent for the purchase of Dollars with the Alternate Currency at the relevant time on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two Business Days prior to such determination.

“Lower Occupancy Property” means a Storage Property that (a) either (i) has been owned for more than six quarters or (ii) which originally was a Development Property and (b) has an Occupancy Rate of at least 50% but less than 70%.

“Mandatory Cost” means the cost to the Alternate Currency Lender of complying with all reserve, special deposit, capital adequacy, solvency, liquidity ratios, fees or other requirements of or imposed by any Governmental Authority attributable to each Alternate Currency Loan or any unpaid sum (rounded up if necessary to 4 decimal places) as determined by the Alternate Currency Lender.

“Notice of Alternate Currency Borrowing” means a notice substantially in the form of Exhibit R to be delivered to the Agent pursuant to Section 2.18(b) evidencing the Borrower’s request for an Alternate Currency Loan.

“Refunding Event” means (a) the occurrence of a Default or Event of Default or (b) the suspension of the obligation of the Alternate Currency Lender to make or Continue Alternate Currency Loans pursuant to Section 2.18(p), 5.1(b) or 5.3.

(b)                                 The Credit Agreement is amended by restating in full the definitions of “Adjusted Asset Value”, “Business Day”, “Capitalization Rate”, “Consolidated Adjusted Asset Value”, “Development Property”, “Eligible Property”, “Interest Period”, “Lender”, “LIBOR”, “LIBOR Loan”, “Loan”, “Note”, “Requisite Lenders”, “Revolving Commitment”, “Stabilized Storage Property” and “Unencumbered Property Pool Value” contained in Section 1.1 thereof as follows:

“Adjusted Asset Value” means, with respect to any Stabilized Storage Property or Lower Occupancy Property owned in fee simple or leased by the Borrower or any of its Subsidiaries and on any date of determination, an amount equal to (a) the Net Operating Income of such Stabilized Storage Property or Lower Occupancy Property for the 2 full fiscal quarters of the Parent most recently ended for which financial statements are available multiplied by (b) 2 and divided by (c) the applicable Capitalization Rate.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina are authorized or required to close and (b) with reference to a LIBOR Loan or LIBOR Margin Loan (i) any such day that is also a day on which dealings in deposits of the applicable Currency are carried out in the London interbank market and (ii) in the case of an Alternate Currency Loan, such days is also a day on which banks are open for the conduct of their domestic and international business in the place where the Agent or the Agent’s Correspondent shall make available Loans in such Currency.

“Capitalization Rate” means (a) 8.00% with respect to any Stabilized Storage Property and (b) 10.00% with respect to any Lower Occupancy Property.

“Consolidated Adjusted Asset Value” means, on any date of determination, the sum (without duplication) of (a) the aggregate Adjusted Asset Value of all Stabilized Storage Properties and Lower Occupancy Properties of the Borrower and its Subsidiaries on such date plus (b) the undepreciated book value (determined in accordance with GAAP) of all Development Properties plus (c) an amount equal to the Acquisition Price of all Properties owned in fee simple or leased by a Loan Party for less than 6 full fiscal quarters ended prior to such date of determination plus (d) the book value (determined in accordance with GAAP) of all other tangible assets of the Parent and its Subsidiaries on such date, provided that, (x) the portion of the Consolidated Adjusted Asset Value attributable to clause (d) above shall not exceed 5.0% of the Consolidated Adjusted Asset Value, (y) the portion of the Consolidated Adjusted Asset Value attributable to Development Properties shall not exceed 15% of the Consolidated Adjusted Asset Value and any excess of such amounts shall be excluded when determining the Consolidated Adjusted Asset Value and (z) the portion of the Consolidated Adjusted Asset Value attributable to Lower Occupancy Properties shall not exceed 15% of the Consolidated Adjusted Asset Value and any excess of such amounts shall be excluded when determining the Consolidated Adjusted Asset Value.  The Borrower’s pro rata share of assets held by Unconsolidated Affiliates will be included in Consolidated Adjusted Asset Value calculations consistent with the above described treatment for wholly owned assets.

“Development Property” means a Property currently under development as a Storage Property that does not have an Occupancy Rate of 50% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed.  A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 36 months shall cease to constitute a Development Property notwithstanding the fact that such Property does not have an Occupancy Rate of at least 50%.

“Eligible Property” means a Property which satisfies all of the following requirements:  (a) such Property is owned, or leased under a Ground Lease, by the Borrower or a Subsidiary that is a Guarantor; (b) such Property is (i) a Stabilized Storage Property, (ii) a Development Property or (iii) a Lower Occupancy Property; (c) such Property is located in one of the 48 contiguous states of the United States of America or in the District of Columbia; (d) neither such Property, nor any interest of the Borrower or any Subsidiary thereof therein, is subject to any Lien (other than Permitted Liens described in clauses (a) through (e) of the definition thereof) or any Negative Pledge; (e) if such Property is owned by a Subsidiary that is a Guarantor, (i) none of the Borrower’s or the Parent’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens described in clauses (a) through (e) of the definition thereof) or any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person:  (A) to create Liens on such Property as security for Indebtedness of the Parent, the Borrower or such Subsidiary, and (B) to sell, transfer or otherwise dispose of such Property; and (f) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

“Interest Period” means:

(a)                                  with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 1, 2, 3 or 6 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Alternate Currency Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a day for which there is no corresponding day in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month.

(b)                                 with respect to any Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Borrower may select as provided in Section 2.3(b).

Notwithstanding the foregoing:  (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Lender” means each financial institution from time to time party hereto as a “Lender” or a “Designated Lender,” together with its respective successors and permitted assigns, and as the context requires, includes the Swingline Lender and the Alternate Currency Lender; provided, however, that the term “Lender” shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and shall further exclude each Designated Lender for all other purposes under the Loan Documents except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 13.5(h), have the rights (including the rights given to a Lender contained in Sections 13.2 and 13.9) and obligations of a Lender associated with holding such Bid Rate Loan.

“LIBOR” means, for any LIBOR Loan or any LIBOR Margin Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in the Currency in which such Loan is denominated at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.  If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Loan or LIBOR Margin Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in the Currency in which such Loan is denominated at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.  If for any reason none of the foregoing rates is available, LIBOR shall be, for any Interest Period and any Currency, the rate per annum reasonably determined by the Agent as the rate of interest at which deposits in such Currency in the approximate amount of the LIBOR Loan comprising part of such borrowing, LIBOR Margin Loan or Alternate Currency Loan would be offered by the Agent (or the Agent’s Correspondent) to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

“LIBOR Loan” means a Revolving Loan, a Term Loan or an Alternate Currency Loan bearing interest at a rate based on LIBOR.

“Loan” means a Revolving Loan, a Term Loan, a Bid Rate Loan, a Swingline Loan, or an Alternate Currency Loan.

“Note” means a Revolving Note, a Term Note, a Bid Rate Note, a Swingline Note or an Alternate Currency Note.

“Requisite Lenders” means, as of any date, Lenders having at least 66-2/3% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote), or, if all of the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote).  Commitments, Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders.  For purposes of this definition, a Lender (other than the Swingline Lender and the Alternate Currency Lender) shall be deemed to hold a Swingline Loan, an Alternate Currency Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Revolving Commitment” means, as to each Lender (other than the Swingline Lender and the Alternate Currency Lender), such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.1, (b) to issue (in the case of the Lender then acting as the Agent) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.5(a) and 2.5(i), respectively (but in the case of the Lender acting as the Agent excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), (c) to participate in Swingline Loans pursuant to Section 2.4(e), and (d) to participate in Alternate

Currency Loans pursuant to Section 2.18(d), in each case, in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender’s “Revolving Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.13 or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.5.

“Stabilized Storage Property” means a Storage Property that (a) has been owned for more than six quarters and (b) has an Occupancy Rate of at least 70%.

“Unencumbered Property Pool Value” means, with respect to each Unencumbered Pool Property, on any date of determination (a) if such Property has been owned in fee simple or leased by a Loan Party for more than 6 full fiscal quarters ended prior to such date of determination and financial statements are available for such period, an amount equal to (i) the Net Operating Income of such Property for the 2 full fiscal quarters of the Borrower most recently ended for which financial statements are available multiplied by (ii) 2 divided by (iii) the applicable Capitalization Rate, (b) if such Property is a Development Property, the book value of such Property determined in accordance with GAAP, and (c) otherwise, the Acquisition Price of such Property.  Notwithstanding the foregoing, (A) to the extent that the Unencumbered Property Pool Value attributable to Properties subject to a Ground Lease would exceed 15% of the Unencumbered Property Pool Value, such excess shall be excluded from the Unencumbered Property Pool Value, (B) to the extent that the Unencumbered Property Pool Value attributable to Development Properties would exceed 10% of the Unencumbered Property Pool Value, such excess shall be excluded from the Unencumbered Property Pool Value and (C) to the extent that the Unencumbered Property Pool Value attributable to Lower Occupancy Properties would exceed 15% of the Unencumbered Property Pool Value, such excess shall be excluded from the Unencumbered Property Pool Value.

(c)                                  The Credit Agreement is amended by adding to the end of Article II the following new Section:

Section 2.18.  Alternate Currency Loans.

(a)                                  Alternate Currency Loans.  Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, the Alternate Currency Lender agrees to make Alternate Currency Loans in the Alternate Currency to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Alternate Currency Commitment.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Alternate

Currency Loans hereunder.  The Alternate Currency Loans shall, in addition to this Agreement, be evidenced by the Alternate Currency Note.

(b)                                 Procedure for Borrowing Alternate Currency Loans.  The Borrower shall give the Agent and the Alternate Currency Lender notice pursuant to a Notice of Alternate Currency Borrowing or telephonic notice of each borrowing of Alternate Currency Loans.  Each Notice of Alternate Currency Borrowing shall be delivered to the Agent no later than 10:00 a.m. on the date four Business Days prior to the proposed date of such borrowing.  Any such notice given telephonically shall include all information to be specified in a written Notice of Alternate Currency Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Alternate Currency Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice.  Not later than 11:00 a.m. (the local time of the Agent’s Correspondent) on the date of the requested Alternate Currency Loan and subject to satisfaction of the applicable conditions set forth in Article VI and in any other Loan Document for such borrowing, the Alternate Currency Lender will make available to the Agent for the account of the Borrower at the office of the Agent’s Correspondent the proceeds of such Alternate Currency Loan in immediately available funds and in the Alternate Currency.

(c)                                  Refunding of Alternate Currency Loans.  Upon the occurrence of a Refunding Event, the Alternate Currency Lender may, on behalf of the Borrower (which hereby irrevocably directs the Alternate Currency Lender to act on its behalf), request a borrowing of Base Rate Loans from the Lenders in an amount equal to the Dollar Equivalent of any Alternate Currency Loan at such time.  The limitations of Section 3.5(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection.  The Alternate Currency Lender shall give notice to the Agent (which shall promptly notify each Lender) of any such borrowing of Base Rate Loans not later than 12:00 noon on the proposed date of such borrowing.  No later than 3:00 p.m. on such date, each Lender will make available to the Agent at the Principal Office for the account of the Alternate Currency Lender, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender and, to the extent of such Base Rate Loan, such Lender’s participation in the Alternate Currency Loan so refunded shall be deemed to be funded by such Base Rate Loan.  The Agent shall pay the proceeds of such Base Rate Loans to the Alternate Currency Lender, which shall apply such proceeds to repay such Alternate Currency Loan.  The Borrower shall pay to the Alternate Currency Lender on demand the amount of such Alternate Currency Loans to the extent amounts received from the Lenders are not sufficient to refund in full the outstanding Alternate Currency Loans requested or required to be refunded upon the occurrence of a Refunding Event.

(d)                                 Lenders’ Participations in Alternate Currency Loans.  At the time each Alternate Currency Loan is made, each Lender shall automatically (and without any further notice or action) be deemed to have purchased from the Alternate Currency Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage in such Alternate Currency Loan.  If the Lenders are prohibited from making Loans required to be made under the immediately preceding subsection (c) or under Section 2.18(h) for any reason, including without limitation, the occurrence of any Default or Event of Default described in Section 11.1(f) or 11.1(g), upon notice from the Agent or the Alternate Currency Lender, each Lender severally agrees to pay to the Agent in Dollars for the account of the Alternate Currency Lender in respect of such participation the amount of such Lender’s Commitment Percentage of the Dollar Equivalent of each outstanding Alternate Currency Loan.  If such amount is not in fact made available to the Agent for the benefit of the Alternate Currency Lender by any Lender, the Alternate Currency Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon the Alternate Currency Lender’s demand therefor, and until such time as such Lender makes the required payment, the Alternate Currency Lender shall be deemed to continue to have outstanding Alternate Currency Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein).  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due such Lender hereunder, to the Alternate Currency Lender to fund Alternate Currency Loans in the amount of the participation in Alternate Currency Loans that such Lender failed to fund pursuant to this Section until such amount has been fully funded (as a result of such assignment or otherwise).  A Lender’s obligation to make payments in respect of a participation in an Alternate Currency Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Alternate Currency Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Section 11.1(f) or 11.1(g)) or the termination of any Lender’s Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(e)                                Currencies; Currency Equivalents.  At any time, any reference in the definition of the term “Alternate Currency” or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof.

(f)                                    Rates.  Notwithstanding anything to the contrary contained in Section 2.6(a)(ii), the Borrower promises to pay to the Agent for the account of the Alternate Currency Lender interest on the unpaid principal amount of each Alternate Currency Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at LIBOR for such Loan for the applicable Interest Periods therefor plus the Applicable Margin (plus Mandatory Costs, if applicable).

(g)                                 Optional Prepayments.  Notwithstanding anything to the contrary contained in Section 2.9(a), the Borrower shall give the Agent at least 3 Business Days’ prior notice of the prepayment of any Alternate Currency Loan.

(h)                                 Mandatory Prepayments.

(i)                                     Notwithstanding anything to the contrary contained in Section 2.9(b), if on the first Business Day of a calendar month or on any other date deemed necessary by the Agent in its discretion, either: (x) the Dollar Equivalent at such time of the outstanding Alternate Currency Loans exceeds the amount of the Alternate Currency Commitment in effect at such time, or (y) the aggregate principal amount, based on the Dollar Equivalent at such time of all outstanding Alternate Currency Loans and of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans, exceeds the aggregate amount of the Commitments in effect at such time, in either case, solely because of currency fluctuations, then the Alternate Currency Lender may (in the case of clause (x)) or the Agent may (in the case of clause (y)), on behalf of the Borrower (which hereby irrevocably directs the Alternate Currency Lender or the Agent, as the case may be, to act on its behalf), request a borrowing of Base Rate Loans from the Lenders in an amount equal to such excess.  The limitations of Section 3.5(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection.  The Alternate Currency Lender shall give notice to the Agent, if applicable, and the Agent shall in any event promptly notify each Lender, of any such borrowing of Base Rate Loans not later than 12:00 noon on the proposed date of such borrowing.  No later than 3:00 p.m. on such date, each Lender will make available to the Agent at the Principal Office, in immediately available funds, the proceeds of the Base Rate Loan to be made by such Lender.  In the case of clause (x), the Agent shall pay the proceeds of such Base Rate Loans to the Alternate Currency Lender, which shall apply such proceeds to repay the outstanding principal balance of Alternate Currency Loans in such manner as the Alternate Currency Lender may reasonably determine and in the case of clause (y), such proceeds shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations in accordance with Sections 2.18(m) and 3.2 and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application as provided in Section 11.5.

(ii)                                  Notwithstanding anything to the contrary contained in Section 2.9(b), if at any time the aggregate principal amount, based on the Dollar Equivalent at such time of all outstanding Alternate Currency Loans, and of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans, exceeds the aggregate amount of the Commitments in effect at such time (other than as a result of currency fluctuations), the Borrower shall immediately upon demand from the Agent pay to the Agent for the accounts of the Lenders the amount of such excess.  Such payment shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations in accordance with Sections 2.18(m) and 3.2 and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application as provided in Section 11.5.

(iii)                               If any outstanding LIBOR Loans are paid by reason of this subsection (h) prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

(i)                                     Voluntary Reductions of the Revolving Commitments.  For purposes of Section 2.13, the use of the Revolving Commitments shall be deemed to include the Dollar Equivalent at such time of the aggregate principal amount of all outstanding Alternate Currency Loans.

(j)                                     Amount Limitations.  Notwithstanding anything to the contrary contained in Section 2.16, any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan and no reduction of the Revolving Commitments pursuant to Section 2.13 shall take effect, if immediately after the making of such Loan or such reduction in the Revolving Commitments (i) the Dollar Equivalent at such time of the aggregate principal amount of all outstanding Alternate Currency Loans would exceed the Alternate Currency Commitment or (ii) the aggregate principal amount of all outstanding Revolving Loans made by such Lender, together with the aggregate principal amount of all outstanding Swingline Loans, the Dollar Equivalent at such time of the aggregate principal amount of all outstanding Alternate Currency Loans and the aggregate amount of all Letter of Credit Liabilities, in each case in which and to the extent such Lender has acquired a participation hereunder, would exceed the aggregate amount of such Lender’s Commitment at such time.

(k)                                  Payments.  Notwithstanding anything to the contrary contained in Section 3.1 or any other provision of this Agreement, the Borrower shall make each payment of principal of, and interest on, Alternate Currency Loans in the Alternate Currency, in immediately available funds, without deduction, set-off or counterclaim, to the Agent’s Correspondent for the account of the Alternate Currency Lender, not later than 11:00 a.m. (the local time of the Agent’s Correspondent) on the date on which such payment shall become due.

(l)                                     Pro Rata Treatment.  Notwithstanding anything to the contrary contained in Section 3.2 or any other provision of this Agreement, the Lenders’ participation in, and payment obligations in respect of, Alternate Currency Loans under Section 2.18(d), shall be pro rata in accordance with their respective Revolving Commitments.  All payments of principal, interest, fees and other amounts in respect of Alternate Currency Loans shall be for the account of the Alternate Currency Lender only (except for Fees payable under Section 2.18(aa) and except to the extent any Lender shall have acquired and funded a participating interest in any such Alternate Currency Loan pursuant to Section 2.18(d), in which case such payments shall be pro rata in accordance with such participating interests).

(m)                               Minimum Amounts.  For purposes of Section 3.5, each borrowing, Conversion and Continuation of Alternate Currency Loans shall be in an aggregate minimum amount of £250,000 and integral multiples of £125,000 in excess of that amount.  Each voluntary repayment of Alternate Currency Loans shall be in an aggregate minimum amount of £250,000 and integral multiples of £125,000 in excess thereof (or, if less, the aggregate principal amount of Alternate Currency Loans then outstanding).

(n)                                 Computations.  Notwithstanding anything to the contrary contained in Section 3.7 or any other provision of this Agreement, interest on Alternate Currency Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed.

(o)                                 Additional Costs; Capital Adequacy.  Notwithstanding anything to the contrary contained in Section 5.1(b), if the Alternate Currency Lender shall suspend its obligation to make or Continue Alternate Currency Loans pursuant to Section 5.1(b), then the provisions of Section 2.18(c) (and not Section 5.6) shall apply with respect to Alternate Currency Loans until the applicable Regulatory Change ceases to be in effect.

(p)                                 Suspension of LIBOR Loans.  In addition to the events contained in Section 5.2 if, on or prior to the determination of Adjusted LIBOR for any

Interest Period for any Alternate Currency Loan (i) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the Alternate Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (ii) the Agent or the Agent’s Correspondent has reasonably determined that it has become materially impractical for the Alternate Currency Lender to make Alternate Currency Loans, then the Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Alternate Currency Lender shall be under no obligation to, and shall not, make any additional Alternate Currency Loans or Continue any Alternate Currency Loans.

(q)                                 Illegality.  Notwithstanding anything to the contrary contained in Section 5.3, if the Alternate Currency Lender suspends its obligation to make Alternate Currency Loans pursuant to Section 5.3, then the provisions of Section 2.18(c) (and not Section 5.6) shall apply with respect to Alternate Currency Loans.

(r)                                    Affected Lenders.  The provisions of Section 5.5 shall not apply to the Alternate Currency Lender.

(s)                                  Treatment of Affected Loans.  The provisions of Section 5.6 shall not apply to the Alternate Currency Loans.

(t)                                    Exchange Indemnification.  The Borrower shall, upon demand from the Alternate Currency Lender, pay to the Alternate Currency Lender, the amount of (i) any loss or cost or increased cost incurred by the Alternate Currency Lender, (ii) any reduction in any amount payable to or in the effective return on the capital to the Alternate Currency Lender, or (iii) any currency exchange loss, in any such case that the Alternate Currency Lender sustains as a result of any payment being made by the Borrower in a Currency other than that originally extended to the Borrower. A certificate of the Alternate Currency Lender setting forth the basis for determining such additional amount or amounts necessary to compensate the Alternate Currency Lender shall be conclusively presumed to be correct absent manifest error.

(u)                                 Regulatory Limitation.  If as a result of increases in the value of the Alternate Currency against the Dollar or for any other reason, the obligation of the Alternate Currency Lender to make Alternate Currency Loans (taking into account the amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. §84, as amended, the regulations promulgated thereunder and any other Applicable Law) is determined by the Alternate Currency Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. §84, as amended, and the regulations promulgated thereunder, or any other Applicable Law, the amount of Alternate Currency Commitment shall immediately be reduced to the maximum amount which the Alternate Currency Lender may legally advance (as determined by the Alternate Currency Lender), and, to the extent necessary under such laws and regulations (as determined by the Alternate Currency Lender, with respect to the applicability of such laws and regulations to itself), the Borrower shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

(v)                                 Conditions Precedent to All Loans and Letters of Credit.  For purposes of Section 6.2, the obligations of the Alternate Currency Lender to make an Alternate Currency Loan, is subject to the further condition precedent that the Agent shall have received a timely Notice of Alternate Currency Borrowing.

(w)                               Remedies Upon Event of Default.  For purposes of Section 11.2, upon the occurrence of an Event of Default specified in Section 11.1(f) or 11.1(g), the obligation of the Alternate Currency Lender to make Alternate Currency Loans and the Alternate Currency Commitment shall immediately and automatically terminate.

(x)                                   Notices.  For purposes of Section 13.1, communications to the Alternate Currency Lender shall be in writing and shall be mailed, telecopied or delivered as follows:

Wachovia Bank, National Association, London Branch

3 Bishopsgate

London 3C2N 3AB

Attention: Ms. Maureen Hart

Telecopy Number:                       +44 (0) 207 929 4645

Telephone Number:                  +44 (0) 207 956 4309

(y)                                 Amendments.  For purposes of Section 13.6, any amendment, waiver or consent relating to Section 2.18 or the obligations of the Alternate Currency Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required therein to take such action, require the written consent of the Alternate Currency Lender.

(z)                                   Judgment Currency.  The obligation of the Borrower to make payments to or for the account of the Alternate Currency Lender of the principal of and interest on Alternate Currency Loans in the Alternate Currency shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other Currency, except to the extent that such tender or recovery shall result in the actual receipt by the Agent or the Alternate Currency Lender, as applicable, of the full amount of the particular Currency expressed to be payable pursuant to the applicable Loan Document. The Agent or the Alternate Currency Lender, as applicable, shall, using all amounts obtained or received from the Borrower pursuant to any such tender or recovery in payment of principal of and interest on such Obligations, promptly purchase the applicable Currency at the most favorable spot exchange rate determined by the Agent or the Agent’s Correspondent, in the case of the Agent, or by the Alternate Currency Lender, as applicable, to be available to it. The obligation of the Borrower to make payments to or for the account of the Alternate Currency Lender in respect of Alternate Currency Loans in the Alternate Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the Alternate Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Currency expressed to be payable pursuant to the applicable Loan Document.  Not in limitation of the foregoing but not in duplication of amounts payable under Section 2.18(t), the Borrower shall indemnify and hold harmless the Alternate Currency Lender against any loss incurred by the Alternate Currency Lender as a result of any payment or recovery described in this Section and as a result of any variation having occurred in rates of exchange between the date of any such amount becoming due under this Agreement or any other Loan Document and the date of actual payment thereof, except to the extent such loss results from the failure of the Agent or the Alternate Currency Lender to fulfill its obligations under this Section. The foregoing indemnity shall constitute a separate and independent obligation of the Borrower and shall continue in full force and effect notwithstanding any such payment or recovery.

(aa)                            Alternate Currency Participation Fee.  In consideration of each Lender’s purchase from the Alternate Currency Lender of a participation in the Alternate Currency Loans under Section 2.18(d), the Alternate Currency Lender shall pay to all of the Lenders a fee in Dollars on the principal balance of the Alternate Currency Loans outstanding from time to time determined at a per annum rate equal to (i) the Applicable Margin applicable to such Alternate Currency Loans minus (ii) five-one hundredths of one-percent (0.05%).  Such fee shall payable only upon receipt by the Agent for the account of the Alternate Currency Lender of interest payable by the Borrower in respect of Alternate Currency Loans under Section 2.18(f) in which case such fee shall be payable with respect to the period to which such interest payment relates.

(d)                                 The Credit Agreement is amended by adding a new “Exhibit Q” in the form of Exhibit Q attached to this Amendment.

(e)                                  The Credit Agreement is amended by adding a new “Exhibit R” in the form of Exhibit R attached to this Amendment.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a)                                  A counterpart of this Amendment duly executed by the Borrower, the Parent, and all of the Lenders;

(b)                                 An Alternate Currency Note substantially in the form of Exhibit Q attached hereto, executed by the Borrower (the “Alternate Currency Note”);

(c)                                  An Acknowledgement substantially in the form of Exhibit A attached hereto, executed by each Guarantor (the “Guarantor Acknowledgement”);

(d)                                 An opinion of counsel to the Borrower regarding the enforceability of this Amendment, the Credit Agreement as amended by this Amendment and the Alternate Currency Note, and such other matter as the Agent may reasonably request;

(e)                                  Evidence that all fees due and payable to the Lenders, and all fees and expenses payable to the Agent, in connection with this Amendment have been paid; and

(f)                                    Such other documents, instruments and agreements as the Agent may reasonably request.

Section 3.  Representations.  Each of the Parent and the Borrower represents and warrants to the Agent and the Lenders that:

(a)                                  Authorization.  Each of the Parent and the Borrower, as applicable, has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and the Alternate Currency Note and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, and the Alternate Currency Note in accordance with their respective terms.  Each of this Amendment and the Alternate Currency Note has been duly executed and delivered by a duly authorized officer of the Borrower and the Parent, as applicable, and each of this Amendment, the Alternate Currency Note and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent, as applicable, enforceable against such Person in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b)                                 Compliance with Laws, etc.  The execution and delivery by the Borrower and the Parent, as applicable, of this Amendment and the Alternate Currency Note and the performance by the Borrower and the Parent, as applicable, of this Amendment, the Alternate Currency Note and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Government Approvals or violate any Applicable Laws (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the

Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party.

(c)                                  No Default.  No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4.  Reaffirmation of Representations by Borrower and Parent.  Each of the Parent and the Borrower hereby repeats and reaffirms all representations and warranties made by the Parent and the Borrower to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5.  Certain References.  Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 6.  Amendment Fee.  The Borrower agrees to pay to the Agent for the account of each Lender executing and delivering this Amendment an amendment fee equal to $2,500.

Section 7.  Expenses.  The Borrower shall reimburse the Agent upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10.  Effect.  Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

Section 13.   Effectiveness.  To the extent that the amendments contained herein would result in a change to the Applicable Margin, such change shall become effective on the date of the effectiveness of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be executed as of the date first above written.

THE BORROWER:

U-STORE-IT, L.P.

By:	U-Store-It Trust, its sole general partner

By:	Christopher P. Marr
	Name:	Christopher P. Marr
	Title:	CFO

THE PARENT:

U-STORE-IT TRUST

By:	Christopher P. Marr
	Name:	Christopher P. Marr
	Title:	CFO

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THE AGENT AND THE LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
individually and as Agent

By:	Cynthia A. Bean
	Name:	Cynthia A. Bean
	Title:	Vice President

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for U-Store-It, L.P.]

KEYBANK NATIONAL ASSOCIATION

By:	Michael P. Szuba
	Name:	Michael P. Szuba
	Title:	Vice President

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BANK OF AMERICA, N.A.

By:	Michael W. Edwards
	Name:	Michael W. Edwards
	Title:	Senior Vice President

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for U-Store-It, L.P.]

SUNTRUST BANK

By:	Nancy B. Richards
	Name:	Nancy B. Richards
	Title:	Senior Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	Gregory W. Ward
	Name:	Gregory W. Ward
	Title:	Vice President

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CHARTER ONE BANK, N.A.

By:	Florentina Djulvezan
	Name:	Florentina Djulvezan
	Title:	Vice President

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BMO CAPITAL MARKETS FINANCING, INC.

By:	Virginia Neale
	Name:	Virginia Neale
	Title:	Vice President

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for U-Store-It, L.P.]

PNC BANK, NATIONAL ASSOCIATION

By:	James A. Colella
	Name:	James A. Colella
	Title:	Senior Vice President

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LASALLE BANK, NATIONAL ASSOCIATION

By:	Luke Elsass
	Name:	Luke Elsass
	Title:	Vice President

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THE HUNTINGTON NATIONAL BANK

By:	Ryan J. Terrane
	Name:	Ryan J. Terrane
	Title:	Vice President

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NATIONAL CITY BANK

By:	Jason D. Phillips
	Name:	Jason D. Phillips
	Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION

By:	Renee Lewis
	Name:	Renee Lewis
	Title:	Vice President

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FIRSTMERIT BANK, N.A.

By:	Jonathan M. Isaacs
	Name:	Jonathan M. Isaacs
	Title:	Vice President